SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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[X] Definitive Additional Materials
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Delaware Group® Adviser Funds
Delaware Group® Cash Reserve
Delaware Group® Equity Funds I
Delaware Group® Equity Funds II
Delaware Group® Equity Funds IV
Delaware Group® Equity Funds V
Delaware Group Foundation Funds®
Delaware Group® Global & International Funds
Delaware Group® Government Fund
Delaware Group® Income Funds
Delaware Group® Limited-Term Government Funds
Delaware Group® State Tax-Free Income Trust
Delaware Group® Tax-Free Fund
Delaware Pooled® Trust
Delaware VIP® Trust
Voyageur Insured Funds
Voyageur Intermediate Tax Free Funds
Voyageur Mutual Funds
Voyageur Mutual Funds II
Voyageur Mutual Funds III
Voyageur Tax Free Funds
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Subject line: REMINDER: Shareholder proxy vote

For internal use only. Do not distribute.

Hello all,

As a reminder, Delaware Investments is seeking shareholder approval on several proposals for all retail mutual funds, Delaware Pooled Trust Portfolios (DPT), and Variable Insurance Products (VIP).

If you are a shareholder of any open-end Delaware Investments Fund(s), you have received a proxy statement and ballot in the mail. Please vote as soon as possible!

Detailed information is included in your proxy statement.

Note: If you have not received your proxy materials, contact Dennis Gallagher at ext. 42980.

You may vote by:

1.	Mail
Vote, sign and date the proxy card and return it in the postage-paid envelope.

2.	Internet
Go to the website www.proxy-direct.com or scan the QR code on your proxy card.
Follow the on-screen instructions. This website is available 24 hours.

3.	Telephone
Call 800 337-3503 and follow the recorded instructions. This phone number is available 24 hours.
Call 866 612-5812 to vote via live operator. Hours of operation are M-F 9 a.m. – 11 p.m., and Sat. 12 p.m. – 6 p.m. EST.

4.	In person
Attend Shareholder meeting at the offices of Stradley Ronon Stevens & Young, LLP.
2005 Market Street, 26th Floor, Philadelphia, PA 19103
Date: March 31, 2015
Time: 3:00 p.m., EST

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